UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Local Bounti Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LOCAL BOUNTI CORPORATION

400 W. Main St., Hamilton, MT 59840

Notice of Special Meeting of Stockholders

To Be Held on April 26, 2023

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Local Bounti Corporation (“Local Bounti,” “we,” “us,” or “our”) to be held on April 26, 2023, at 9 a.m. mountain time for the following purposes:

1.

To approve an amendment to our certificate of incorporation, in the form attached to the proxy statement as Annex A, to effect a reverse stock split of the shares of our common stock at a ratio within a range of 1-for-2 to 1-for-25, with the exact ratio and effective time of the reverse stock split to be determined by our Board of Directors in its sole discretion no later than June 30, 2024.

2.	To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

You can find more information about each of these items in the proxy statement accompanying this notice. The record date for the Special Meeting is April 3, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment of the meeting. These materials are first being delivered to stockholders on or about April 13, 2023.

The Board of Directors recommends that you vote in favor of Proposals 1 and 2, each as described in the accompanying proxy statement.

Under the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the internet. This proxy statement is available on our website at localbounti.com and proxyvote.com.

The Special Meeting will be conducted exclusively via live audiocast at virtualshareholdermeeting.com/LOCL2023SM. There will not be a physical location for our Special Meeting, and you will not be able to attend the meeting in person.

You are cordially invited to attend the Special Meeting via live audiocast. Whether or not you expect to virtually attend the Special Meeting, please vote on the matters to be considered as promptly as possible to ensure your representation at the Special Meeting. You may vote via the internet, by telephone, or by returning the enclosed proxy card. Even if you have voted by proxy, you may still vote via live audiocast if you virtually attend the Special Meeting by going to virtualshareholdermeeting.com/LOCL2023SM and logging in using the 16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Special Meeting, you may vote and ask questions by following the instructions available on the meeting website. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

You are encouraged to log in to this website before the Special Meeting begins. Online check in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the meeting through the meeting website, please call the support team at the number listed on the website log-in screen.

By order of the Board of Directors

Margaret McCandless

Corporate Secretary

Hamilton, Montana

April 13, 2023

* Your vote is important so please act today! *

Important Notice regarding the Availability of Proxy Materials for the Special Meeting of Stockholders of Local Bounti Corporation To Be Held on April 26, 2023

Whether or not you plan to attend the Special Meeting, we encourage you to vote and submit your proxy by the internet, telephone, or mail. For additional instructions on voting by the internet or telephone, please refer to your proxy card. To vote and submit your proxy by mail, please complete, sign, and date the enclosed proxy card and return it in the enclosed envelope. If you attend the Special Meeting, you may revoke your proxy and vote virtually. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from your account manager to vote your shares.

Local Bounti Corporation

400 W. Main St., Hamilton, MT 59840

Proxy Statement for

2023 Special Meeting of Stockholders

The Board of Directors (the “Board”) of Local Bounti Corporation, a Delaware corporation (“Local Bounti,” “we,” “us,” or “our”), is soliciting your proxy to vote at the 2023 special meeting of stockholders (the “Special Meeting”) of Local Bounti to be held exclusively via live audiocast at virtualshareholdermeeting.com/LOCL2023SM on April 26, 2023, at 9 a.m. mountain time, including at any adjournments or postponements of the Special Meeting. The Special Meeting will be held in a virtual-only format. You are invited to attend and vote your shares electronically at the Special Meeting and submit questions by following the instructions available on the meeting website.

You are encouraged to log in to the website above before the Special Meeting begins. Online check in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Special Meeting through the meeting website, please call the support team at the number listed on the website log-in screen.

We are mailing copies of the proxy materials, which include this proxy statement and a proxy card to stockholders beginning on or about April 13, 2023. You do not need to attend the Special Meeting via live audiocast to vote your shares. Instead, you may vote your shares by proxy via the internet or by completing, signing, and returning the enclosed proxy card.

Questions and Answers

Why have I received these materials? The Board is soliciting proxies to vote at the Special Meeting to be held on April 26, 2023, at 9 a.m. mountain time. You are receiving this proxy statement and proxy card from us because you owned shares of our common stock on April 3, 2023, which we refer to as the record date. As a stockholder of record as of the record date, you are invited to attend the Special Meeting via live audio webcast, and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by proxy by the internet or telephone or by completing, signing, and returning the enclosed proxy card.

How do I attend the Special Meeting? The Special Meeting will be held on April 26, 2023, at 9 a.m. mountain time exclusively via live audiocast at virtualshareholdermeeting.com/LOCL2023SM and logging in using the 16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Special Meeting, you may vote and ask questions by following the instructions available on the meeting website. You are encouraged to log in to this website before the Special Meeting begins. Online check in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Special Meeting through the meeting website, please call the support team at the numbers listed on the website log-in screen.

Who may vote? You are entitled to vote if our records show that you held one or more shares of our common stock at the close of business on April 3, 2023, the record date. On the record date, there were [        ] shares of common stock outstanding and entitled to vote, and [    ] holders of record. Each share entitles you to one vote at the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner? If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a “stockholder of record” with respect to those shares.

You are a beneficial owner if at the close of business on the record date your shares were held by a broker, bank, trustee, or nominee and not in your name. Being a beneficial owner means that your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares by following the voting instructions your broker, bank, trustee, or nominee provides. If you do not provide your broker, bank, trustee, or nominee with instructions on how to vote your shares, your broker, bank, trustee, or nominee will not be able to vote your shares with respect to any of the proposals, except for routine proposals as described below.

What am I voting on? Below are the matters scheduled for a vote and for which we are soliciting your proxy:

1.

To approve an amendment to our certificate of incorporation, in the form attached to the proxy statement as Annex A, to effect a reverse stock split of the shares of our common stock at a ratio within a range of 1-for-2 to 1-for-25, with the exact ratio and effective time of the reverse stock split to be determined by our Board of Directors in its sole discretion no later than June 30, 2024.

2.	To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

You may vote “FOR” or “AGAINST” Proposals 1 and 2 or abstain from voting.

The Board recommends a vote “FOR” Proposals 1 and 2.

We do not know of any business to be presented at the Special Meeting other than the proposals discussed above. If other business comes before the meeting and is proper under Delaware law, the proxy holders will use their discretion in casting all of the votes that they are entitled to cast.

How do I vote if I am a stockholder of record? If you were a holder of record of our common stock on April 3, 2023, the record date for the Special Meeting, you may use the following methods to vote your shares at the Special Meeting:

•

By Mail. You may vote by completing, signing, dating, and returning your paper proxy in the accompanying postage prepaid envelope. Please allow sufficient time for us to receive your proxy card if you decide to vote by mail.

•	By Telephone. You can vote your shares by telephone by calling the phone number on the proxy card and following the voice instructions.

•

Via the Internet. You can vote your shares by the internet by following the instructions in the enclosed proxy card. The internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote by the internet, you do not need to mail a proxy card.

•

Virtually at the Special Meeting. If you virtually attend the meeting, you may vote by going to virtualshareholdermeeting.com/LOCL2023SM and logging in using the 16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Special Meeting, which will be held as a live audio webcast, you may vote and ask questions by following the instructions available on the meeting website. You are encouraged to log in to this website before the Special Meeting begins. Online check in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Special Meeting through the meeting website, please call the support team at the number listed on the website log-in screen.

How do I vote if I hold my shares in street name? If on the record date of April 3, 2023, your shares were held in a stock brokerage account or by a bank or other stockholder of record, you may use the following methods to vote your shares at the Special Meeting:

•

By Mail, Telephone, or the Internet. You should receive instructions from your bank, broker, or other nominee explaining how to vote your shares by mail, telephone, or the internet. If you wish to vote your shares by mail, telephone, or the internet, you should follow those instructions.

•	Virtually at the Special Meeting. If you attend the meeting virtually, you will need to follow the instructions included on your broker-provided notice or proxy card.

If you do not provide instructions with your proxy, your bank, broker, or other nominee (collectively referred to as a “broker”) will determine if it has the discretionary authority to vote on the particular matter.

Under applicable rules, brokers have the discretion to vote on routine matters but do not have discretion to vote on non-routine matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the approval of the amendment to our certificate of incorporation (Proposal 1) or to consider and vote upon an adjournment of the Special Meeting (Proposal 2) because they are deemed to be routine matters.

If you do not provide voting instructions to your broker and the broker has delivered a proxy card indicating that it does not have discretionary authority to vote on a particular proposal, your shares will be considered as “broker non-votes” with regards to that proposal. Broker non-votes will be counted for the purpose of determining the existence of a quorum but generally will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

How are votes counted? Votes will be counted by the inspector of election appointed by the Board for the meeting, who will separately count “FOR” and “WITHHOLD” votes and any broker non-votes for the election of directors.

How many votes are needed to approve each of the proposals? Provided that a quorum is present, approval of the proposals described in this proxy statement will require the following affirmative votes (among votes properly cast virtually or by proxy):

•

Proposal 1 – Amendment to our certificate of incorporation, in the form attached to the proxy statement as Annex A, to effect a reverse stock split of the shares of our common stock at a ratio within a range of 1-for-2 to 1-for-25, with the exact ratio and effective time of the reverse stock split to be determined by our Board of Directors in its sole discretion no later than June 30, 2024. This proposal will be approved if the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the meeting vote “FOR” the proposal.

•

Proposal 2 – Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. This proposal will be approved if the holders of a majority of the voting power of the votes cast by the holders of our common stock present in the Special Meeting or represented by proxy at the Special Meeting and entitled to vote on the proposal and voting for or against the proposal vote “FOR” the proposal.

What is the effect of abstentions? Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and will have no impact for purposes of determining the approval of Proposal 2. Because the voting standard for Proposal 1 is a majority of the voting power of the outstanding shares of our common stock entitled to vote at the meeting, abstentions will have the effect of a vote “AGAINST” the proposal.

A summary of the voting provisions for the matters to be voted on at the Special Meeting, provided a valid quorum is present or represented at the Special Meeting, is as follows:

Proposal	Vote	Board Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-Votes
1	Amendment to our certificate of incorporation to effect a reverse stock split	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you	Yes	Majority of the voting power of all outstanding shares of our common stock entitled to vote at the meeting	Same impact as a negative vote	Broker has the discretion to vote
2	Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you	Yes	Majority of votes cast affirmatively or negatively	No impact	Broker has the discretion to vote

How will Local Bounti’s representative proxy holders vote for me? Kathleen Valiasek, our Chief Financial Officer, and Margaret McCandless, our General Counsel and Corporate Secretary, or anyone else that they choose as their substitutes, have been appointed by the Board as proxy holders to vote in your place as your proxies at the Special Meeting. The proxy holders will vote your shares as you instruct them. If you sign, date, and return the enclosed proxy card and do not indicate how you want your shares voted, the proxy holders will vote as our Board recommends. If there is an interruption or adjournment of the Special Meeting before the agenda is completed, the proxy holders may still vote your shares when the meeting resumes. If a broker holds your common stock, they will ask you for instructions and instruct the proxy holders to vote the shares held by them in accordance with your instructions.

Can I change my vote after I have returned my proxy card? Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Accordingly, you may change your vote either by submitting a proxy card prior to or at the Special Meeting or by voting virtually at the Special Meeting. The later submitted vote will be recorded and the earlier vote revoked. You also may revoke your proxy by sending a notice of revocation to our Corporate Secretary, which must be received prior to the Special Meeting. If your shares are held by your broker, you should follow the instructions provided by your broker.

What constitutes a quorum for purposes of the Special Meeting? To carry on business at the Special Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are represented virtually or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you vote virtually at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum at the Special Meeting, our stockholders may adjourn the meeting.

Who pays for this solicitation? We will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers, and employees may solicit proxies virtually or by telephone or email. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor.

What does it mean if I receive multiple proxy cards? If you receive more than one proxy card, it means that your shares are registered in more than one name or are registered in different accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

What happens when two stockholders share the same address? We may satisfy the Securities and Exchange Commission (“SEC”) rules regarding delivery of proxy statements by delivering a single proxy statement to an address shared by two or more of our stockholders. This delivery method is known as “householding” and can result in meaningful cost savings for us. To take advantage of this opportunity, we may deliver only one proxy statement to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at the address above or call us at 800-640-4016 to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement either now or in the future, please contact us.

What happens if other business not discussed in this proxy statement comes before the meeting? We do not know of any business to be presented at the Special Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under Delaware law, the proxy holders will use their discretion in casting all of the votes that they are entitled to cast.

How can I find out the results of the voting at the Special Meeting? We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Special Meeting.

When are stockholder proposals due for this year’s annual meeting of the stockholders? Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our bylaws and the rules established by the SEC.

Under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2023 annual meeting of stockholders, we must have received the proposal at our executive offices at 400 W. Main St., Hamilton, MT 59840 by January 6, 2023.

Under our bylaws, a stockholder who wishes to present a proposal, including director nominations, before an annual meeting of stockholders but does not intend for the proposal to be included in our proxy statement must provide notice of its proposal not earlier than February 21, 2023, and not later than March 23, 2023. If we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, the deadline will instead be the later of the close of business on the 90th day prior to the 2023 annual meeting or the close of business on the 10th day following the first public disclosure of the 2023 annual meeting date. The notice and proposal should be addressed to the attention of our Corporate Secretary at our executive offices at the address listed on the cover of this proxy statement, and we suggest that it be sent by certified mail, return receipt requested.

In addition to satisfying the requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than Local Bounti’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of Local Bounti’s shares entitled to vote on the election of directors in support of director nominees other than Local Bounti’s nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Local Bounti at our principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting (for the 2023 annual meeting, no later than April 21, 2023). However, if the date of the 2023 annual meeting changes by more than 30 calendar days from the anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 annual meeting and the 10th calendar day following the day on which public announcement of the date of the 2023 annual meeting is first made.

Any proposal that you submit must comply with our bylaws and SEC rules.

Whom can I contact for further information? If you would like additional copies, without charge, of this proxy statement or if you have questions about the Special Meeting, the proposals, or the procedures for voting your shares, you should contact our Corporate Secretary at 800-640-4016.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 29, 2023, by the following persons:

•	each person known by us to be the beneficial owner of more than 5% of our common stock

•	each of our executive officers and directors

•	all executive officers and directors as a group

Beneficial ownership is determined in accordance with SEC rules, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our common stock is based on 104,489,422 shares of common stock outstanding as of March 29, 2023. Shares of our common stock that may be acquired by an individual or group within 60 days of March 29, 2023, pursuant to the exercise of warrants that are currently exercisable or exercisable within 60 days of March 29, 2023, are deemed to be outstanding for the purpose of computing the percentage ownership of the individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Amounts in the table exclude RSUs that are not expected to settle within 60 days of March 29, 2023.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

Unless otherwise indicated, the address for each stockholder listed is 400 W. Main St., Hamilton, MT 59840.

Name and Address	Number of Shares	%
Directors and Executive Officers
Craig M. Hurlbert(1)	15,105,931	14.4
Travis M. Joyner(2)	14,504,475	13.9
Edward C. Forst(3)	2,959,391	2.8
Pamela Brewster(4)	1,603,002	1.5
Mark J. Nelson(5)	99,575	*
Matthew Nordby(6)	525,317	*
Brian C. Cook	124,735	*
Kathleen Valiasek(7)	1,751,165.025	1.7
B. David Vosburg Jr.	1,284,928	1.2
Margaret McCandless	118,056	*
All directors and executive officers as a group (10 persons)	38,076,575.025	36.3
5% Holders:
Wheat Wind Farms, LLC(1)	14,593,824	14.0
McLeod Management Co., LLC(2)	14,022,501	13.4
Charles R. Schwab(8)	14,825,173	14.2
FMR LLC(9)	7,335,659	7.0

*	Less than 1%
(1)

Consists of 14,593,824 shares held by Wheat Wind Farms, LLC, which is controlled by Mr. Hurlbert; 312,107 shares held by Mr. Hurlbert individually; and 200,000 RSUs expected to settle within 60 days of March 29, 2023.

(2)

Consists of 14,022,501 shares held by McLeod Management Co., LLC, which is controlled by Mr. Joyner; 40,000 shares held by Mr. Joyner’s spouse, 241,974 shares held by Mr. Joyner individually; and 200,000 RSUs expected to settle within 60 days of March 29, 2023.

(3)

Consists of 474,489 shares held by Wellfor LLC, which is an affiliate of Mr. Forst; 726,844 shares held by Forst GFC, LLC, which is an affiliate of Mr. Forst; 704,153 shares held by Mr. Forst individually; 510,952 shares acquirable in respect of warrants held by Forst GFC, LLC; and 516,912 shares acquirable in respect of warrants held by Mr. Forst individually.

(4)	Consists of 1,576,961 shares and 26,041 RSUs expected to settle within 60 days of March 29, 2023.
(5)	Consists of 73,534 shares and 26,041 RSUs expected to settle within 60 days of March 29, 2023.
(6)	Consists of 332,609 shares, 26,041 RSUs expected to settle within 60 days of March 29, 2023, and 166,667 shares acquirable in respect of warrants.
(7)	Consists of 1,290,654.025 shares and 460,511 RSUs expected to settle within 60 days of March 29, 2023.
(8)

As reported on an Amendment No. 3 to Form 13G filed with the SEC on February 9, 2023, amount includes: (a) 11,157,694 shares held by Live Oak Ventures, LLC, of which Mr. Schwab is the manager and over which Mr. Schwab has sole voting and dispositive power, (b) 139,861 shares held by Olive Street Ventures, LLC, of which Mr. Schwab and his spouse Helen O. Schwab, as trustees of the trust, may be deemed to share voting and dispositive power, (c) 2,891,792 shares held by the trust, of which Mr. Schwab and his spouse Helen O. Schwab act as co-trustees, and (d) 635,826 shares held by the trust, for which Mr. Schwab is acting as sole trustee. Mr. Schwab disclaims beneficial ownership over the 139,861 shares held by Olive Street, except to the extent of his pecuniary interest therein. The address for Charles R. Schwab and related trusts and entities is P.O. Box 2226, Palm Beach, FL 33480.

(9)

As reported by FMR LLC on an Amendment No. 1 to Form 13G filed with the SEC on February 9, 2023, amount reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. FMR LLC reported having sole voting power over 7,335,543 of the shares and sole dispositive power over all of the shares. Abigail P. Johnson reported having sole dispositive power over all of the shares. The address for FMR, LLC is 245 Summer Street, Boston, MA 02210.

Proposal 1 - Approval of Amendment to Certificate of Incorporation to Effect a Reverse Stock Split

Our Board proposes that stockholders authorize, but not require, the Board to select and file one of several possible amendments to our certificate of incorporation to effect a reverse stock split of all issued and outstanding shares of our common stock at a ratio within a range of 1-for-2 to 1-for-25, as determined by the Board in its sole discretion at any time prior to June 30, 2024 (the “Reverse Stock Split Proposal”). Our Board believes the authorization is advisable and in the best interests of Local Bounti and its stockholders. For this authorization to be effective, stockholders must approve this proposal.

A copy of the proposed form of amendment to our certificate of incorporation is included as Annex A to this proxy statement. If stockholders approve the proposed amendment and the Board determines to proceed with the reverse stock split, it will become effective upon filing of the amendment with the Delaware Secretary of State.

By approving this proposal, stockholders will approve an amendment to the certificate of incorporation pursuant to which up to 25 shares of common stock would be combined into 1 share of our common stock, and will authorize the Board, if it subsequently determines to proceed with the reverse stock split at any time prior to June 30, 2024, to file the amendment with the Delaware Secretary of State, as determined by the Board in its sole discretion in the manner described in this proposal. The Board believes that stockholder approval of the amendment and granting the Board discretion to subsequently determine whether to proceed with the reverse stock split and at what ratio, rather than approval of a specified reverse stock split ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is advisable and in the best interests of Local Bounti and its stockholders. The Board may elect to abandon the amendment and not to effect any reverse stock split. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, the historical, existing and expected trading price of our common stock, the anticipated impact of the reverse stock split on the trading price of our common stock, and the continued listing requirements of the NYSE. Although the stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board does not deem it to be in the best interests of Local Bounti and its stockholders.

Because the reverse stock split, if effected, will decrease the number of outstanding shares of our common stock by a ratio within a range of 1-for-2 to 1-for-25, as determined by the Board, the amendment would result in a relative increase in the number of authorized and unissued shares of our common stock.

Purpose and Background of the Reverse Stock Split

On April 3, 2023, the Board approved the proposed form of amendment to the certificate of incorporation to effect the reverse stock split, if any, for the following reasons:

•

The Board believes that effecting the reverse stock split could be an effective means of continuing compliance with the minimum $1.00 bid price requirement for continued listing of our common stock on the NYSE. The closing price of a share of our common stock on March 31, 2023, was $0.80.

•

The Board believes that continued listing on the NYSE provides overall credibility to an investment in our common stock, given the stringent listing and disclosure requirements of the NYSE. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our common stock among a larger pool of potential investors could result in higher trading volumes. These increases in visibility and liquidity could also help facilitate future financings.

•	If our common stock is delisted from the NYSE, our ability to issue shares under our current registration statement could be limited thereby preventing us from accessing the public equity markets.

•

The Board believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in Local Bounti and help attract, retain, and motivate employees.

•

The Board believes that some potential employees are less likely to work for Local Bounti if we have a low stock price or are no longer listed on the NYSE, regardless of the size of our overall market capitalization.

Risks Associated with the Reverse Stock Split

There are risks associated with the reverse stock split, if effected, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. These risks include the following:

•

The market price per share of our common stock after the reverse stock split may not rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.

•

The reverse stock split may not result in a per share price that increases the level of investment in our common stock by institutional investors or increase analyst and broker interest in Local Bounti.

•	The reverse stock split may not result in a per share price that increases our ability to attract and retain employees and other service providers.

•	The reverse stock split may reduce the liquidity of our common stock.

•

The market price per share may not remain in excess of the $1.00 minimum bid price as required by the NYSE and we may not otherwise be able to meet the requirements of the NYSE for continued inclusion for trading on the NYSE.

Stockholders should note that the effect of the reverse stock split, if any, upon the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you that the price for shares of our common stock after the reverse stock split, if effected, will be 2 to 25 times, as applicable, the price for shares of our common stock immediately prior to the reverse stock split. Furthermore, even if the market price of our common stock does rise following the reverse stock split, we cannot assure you that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our common stock.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our common stock after implementation of the reverse stock split when and if implemented may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

While we aim that the reverse stock split, if effected, will be sufficient to maintain our listing on the NYSE, it is possible that, even if the reverse stock split results in a bid price for our common stock that exceeds $1.00 per share, we may not be able to continue to satisfy the NYSE’s additional criteria for continued listing of our common stock.

We believe that the reverse stock split may result in greater liquidity for our stockholders. However, it is also possible that our liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split, particularly if the price of our common stock does not increase as a result of the reverse stock split.

Principal Effects of the Reverse Stock Split

If stockholders approve this proposal and the Board determines to implement the reverse stock split, we will file an amendment to our certificate of incorporation in the form set forth in Annex A to this proxy statement. We would also obtain a new CUSIP number for our common stock at the effective time of the reverse stock split, which number is used to identify our securities.

By approving this amendment, stockholders will approve the combination of up to 25 shares of common stock into one share of common stock.

The reverse stock split, if any, will be effected simultaneously for all issued and outstanding shares of common stock (including any shares held in treasury) and the reverse stock split ratio will be the same for all issued and outstanding shares of common stock (including any shares held in treasury). The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Local Bounti, except to the extent that the reverse stock split results in the payment of cash to any stockholder in lieu of issuing a fractional share. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect Local Bounti continuing to be subject to the periodic reporting requirements of the Exchange Act.

Following the effectiveness of any reverse stock split approved by the stockholders and implementation by the Board, current stockholders will hold fewer shares of common stock, with the number of shares dependent on the specific ratio of the reverse stock split. For example, if the Board determines to proceed with a 1-for-10 reverse stock split, a stockholder owning a “round-lot” of 100 shares of common stock prior to the reverse stock split would hold 10 shares of common stock following the reverse stock split. The higher the reverse ratio (1-for-10 being higher than 1-for-5, for example), the greater the reduction of related shares each existing stockholder will experience after the reverse stock split. Moreover, as a result of the reverse stock split, some stockholders may own less than 100 shares of our common stock. A purchase or sale of less than 100 shares, known as an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares following the reverse stock split may be required to pay higher transaction costs if they sell their shares of our common stock.

In deciding whether to implement the reverse stock split and the specific reverse stock split ratio to be used, the Board will consider primarily the satisfaction of the NYSE continued listing requirements. It may also consider, among other things: (1) the market price of the common stock at the time of the reverse stock split; (2) the number of shares that will be outstanding after the reverse stock split; (3) the expected number of stockholders following the reverse stock split; (4) our stockholders’ equity at that time; (5) the shares of common stock available for issuance in the future; (6) the liquidity of our common stock in the market and the improved liquidity that may result; (7) prevailing general market and economic conditions; and (8) other circumstances and factors the Board determines are advisable in its sole discretion. The Board maintains the right to abandon all of the proposed amendments to our certificate of incorporation if it determines, in its sole discretion, that we will be able to satisfy the listing requirements of the NYSE without implementing the reverse stock split or if the proposed amendments to our Certificate of incorporation are otherwise no longer in the best interests of Local Bounti and its stockholders.

If this proposal is not approved, we may be unable to maintain the listing of our common stock on the NYSE, which could adversely affect the liquidity and marketability of our common stock.

Principal Effects and Purpose of Decrease in Number of Outstanding Shares of our Common Stock (Relative Increase in Number of Authorized Shares of our Common Stock)

Because the reverse stock split, if effected, will decrease the number of outstanding shares of our common stock by a ratio within a range of 1-for-2 to 1-for-25, as determined by the Board in its sole discretion no later than June 30, 2024, each of the proposed amendments would result in a relative increase in the number of authorized and unissued shares of our common stock. The relative increase in the amount of authorized and unissued shares of our common stock will provide us with the ability to issue additional shares of common stock in connection with future financings, public or private exchange offers, employee and director benefit programs, and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of common stock each time such an action is contemplated. If any of the proposed amendments to our certificate of incorporation are approved and a certificate of amendment is filed with the Delaware Secretary of State, all or any of the authorized and unissued shares of common stock may be issued in the future for any corporate purposes and any consideration as the Board deems advisable from time to time, without further action by our stockholders and without first offering those shares to our stockholders. When and if additional shares of common stock are issued, these new shares would have the same voting and other rights and privileges as our currently issued and outstanding shares of common stock, including the right to cast one vote per share. Except pursuant to outstanding warrants and the 2021 Plan, we presently have no plan, commitment, arrangement, understanding, or agreement regarding the issuance of common stock. However, we regularly consider our capital requirements and growth opportunities and may conduct equity offerings in the future.

Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued common stock, the future issuance of additional shares of common stock may reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, a future increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the common stock. If these factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.

Effects of the Reverse Stock Split on our Common Stock

If the reverse stock split is effected, after the effective time of the amendment to our certificate of incorporation, each stockholder will own fewer shares of our common stock as a result of the reverse stock split, regardless of the reverse stock split ratio chosen by the Board. Because the reverse stock split will decrease the number of outstanding shares of our common stock, each of the proposed amendments will result in a relative increase in the number of authorized and unissued shares of our common stock. All outstanding equity awards relating to our common stock, including any held by our officers and directors, would be adjusted as a result of the reverse stock split. In particular, the number of shares issuable upon the exercise or settlement of each award would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each award and based on the ratio of the reverse stock split. The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible reverse stock split at each of the proposed reverse stock split ratios. The number of shares disclosed in the column “Number of Shares of Common Stock Before Reverse Stock Split” reflects the number of shares as of March 29, 2023. The number of shares disclosed in the columns “Estimated Number of Shares of Common Stock After Reverse Stock Split” gives effect to the reverse stock split at each of the proposed ratios as of March 29, 2023, but does not give effect to any other changes, including any issuance of securities after that date.

	Number of Shares of Common Stock Before Reverse Stock Split	Estimated Number of Shares of Common Stock After Reverse Stock Split(3) Ratio of Reverse Stock Split
		1:2	1:10	1:15	1:20	1:25
Authorized	400,000,000	400,000,000	400,000,000	400,000,000	400,000,000	400,000,000
Issued and Outstanding	104,489,422	52,244,711	10,448,942	6,965,961	5,224,471	4,179,576
Maximum Issuable under Outstanding RSUs	12,068,118	6,034,059	1,206,811	804,541	603,405	482,724
Maximum Issuable under Outstanding Warrants	80,433,296	40,216,648	8,043,329	5,362,219	4,021,664	3,217,331
Reserved for Issuance(1)	11,266,100	5,633,050	1,126,610	751,073	563,305	450,644
Authorized but Unissued(2)	191,743,064	295,871,532	379,174,308	386,116,206	389,587,155	391,669,725

1.	Represents shares reserved for future issuance under the 2021 Plan, excluding shares issuable under outstanding RSUs.
2.

Represents common stock available for future issuance beyond shares outstanding as of March 29, 2023, shares issuable under outstanding RSUs and warrants, and shares reserved for future issuance under the 2021 Plan.

3.	The shares presented are an estimate as we do not know the number of fractional shares that will be required to be paid out in cash following the reverse stock split.

Procedure for Effecting Reverse Stock Split

If the proposed amendments to our certificate of incorporation are approved by stockholders and, if at that time or at any time through May 31, 2024, the Board still believes that a reverse stock split is in the best interests of Local Bounti and its stockholders, the Board will determine the ratio, within the range approved by stockholders, of the reverse stock split to be implemented. The reverse stock split will become effective at the time of filing of the certificate of amendment with the Delaware Secretary of State (the “Effective Time”). At the Effective Time, shares of common stock issued and outstanding immediately prior to the Effective Time will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio contained in the certificate of amendment.

As soon as practicable after the Effective Time, stockholders of record will be notified by our transfer agent that the reverse stock split has been effected. If you hold shares of common stock in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our common stock. As soon as practicable after the Effective Time, our transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of common stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).

Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee) in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians, or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.

Fractional Shares

No scrip or fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, each stockholder will be entitled to receive a cash payment from our transfer agent. Our transfer agent will aggregate all fractional shares following the reverse stock split and sell them into the market in an orderly manner and time so as not to significantly depress the market price for our common stock. The total amount of cash that will be paid to holders of fractional shares following the reverse stock split will be an amount equal to the net proceeds (after customary brokerage commissions and other expenses) attributable to such sales. Holders of fractional shares as a result of the reverse stock split will be paid such proceeds on a pro rata basis, depending on the fractional amount of shares that they owed. Stockholders would not be entitled to receive interest for their fractional shares.

In the event the reverse stock split is effected, then-current stockholders would have no further interest in Local Bounti with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend, or other rights in respect of their fractional share except to receive the cash payment as described above. The cash payments would reduce the number of post-reverse stock split stockholders to the extent that there are stockholders holding fewer than that number of pre-reverse stock split shares within the reverse stock split ratio that is determined by us as described above. Reducing the number of post-reverse stock split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for the appropriate jurisdiction. Thereafter, stockholders otherwise entitled to receive those funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Outstanding Restricted Stock Units

Under our equity incentive plans, we have issued RSUs that are settled, if at all, in shares of our common stock. As of March 29, 2023, we had outstanding RSUs representing a maximum of 12,068,118 shares of our common stock. In the event of a reverse stock split, our Board generally has the discretion to determine the appropriate adjustment to awards granted under our equity incentive plans. Accordingly, if the reverse stock split is approved by our stockholders and our Board decides to implement the reverse stock split, as of the Effective Time, the number of outstanding RSUs and the number of shares issuable upon the settlement of the RSUs will be proportionately adjusted based on the reverse stock split ratio selected by our Board, subject to the terms of the RSUs. Our Board has also authorized Local Bounti to effect any other changes necessary, desirable, or appropriate to give effect to the reverse stock split, if any, including any applicable technical, conforming changes.

Exchange Act Matters

Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split, if implemented, will not affect the registration of our common stock under the Exchange Act or our reporting or other requirements thereunder. The CUSIP number for our common stock will also change in connection with the reverse stock split and will be reflected in electronic entry systems.

Accounting Matters

The reverse stock split, if effected, will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged at the Effective Time of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board decides to implement, the stated capital component will be reduced to an amount between 1-to-2 and 1-to-25 of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior period per share amounts will be restated to reflect the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to appraisal rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any appraisal rights.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Our officers and directors have an interest in this proposal as a result of their ownership of shares of our common stock. However, we do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any of our other stockholders.

Anti-takeover Effects of Proposed Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendment to our certificate of incorporation discussed in this proposal, that may be used as an anti-takeover mechanism. Because the proposed amendment to our certificate of incorporation will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the number of outstanding shares of our common stock after the reverse stock split, the reverse stock split could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. A relative increase in the number of our authorized shares could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of Local Bounti by tender offer or other means. The issuance of common stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares entitled to vote, increase the number of votes required to approve a change of control of Local Bounti, and dilute the interest of a party attempting to obtain control of Local Bounti. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of Local Bounti, such as the realization of a premium over the market price that the attempt could cause. Moreover, the issuance of common stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if the change were favorable to stockholders generally.

As stated above, in the event of a reverse stock split, we have no present intent to use the relative increase in the number of authorized but unissued shares of our common stock for anti-takeover purposes, and the proposed amendments are not part of a plan by the Board to adopt a series of anti-takeover provisions; however, if the proposed amendments are approved by the stockholders, then a greater number of shares of our common stock would be available for this purpose than is currently available. We are not aware of any pending or threatened efforts to obtain control of Local Bounti, and the Board has no present intent to authorize the issuance of additional shares of common stock to discourage these efforts if they were to arise.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes certain U.S. federal income tax consequences of the reverse stock split, if effected, to holders of our common stock but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, and judicial authority and administrative interpretations, all as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure holders that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described in this proxy statement, and we have not obtained, nor do we intend to obtain a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of the reverse stock split of our common stock.

This discussion is limited to holders who, if the reverse stock split is effected, hold pre-reverse stock split shares of our common stock and will hold post-reverse stock split shares of common stock as “capital assets” (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations that may be relevant to a holder’s particular circumstances, including the impact of the Medicare tax on net investment income. In addition, this discussion does not address consequences relevant to certain categories of investors that may be subject to special rules, including, but not limited to the following:

•	banks, insurance companies or other financial institutions

•	tax-exempt or governmental organizations

•	pension or other employee benefit plans

•	brokers, dealers or traders in securities

•	corporations that accumulate earnings to avoid U.S. federal income tax

•	persons subject to the alternative minimum tax

•	U.S. persons whose functional currency is not the U.S. dollar

•	former U.S. citizens or long-term residents of the United States

•	real estate investment trusts (REITs) or regulated investment companies (RICs)

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein)

•

persons that hold pre-reverse stock split shares of our common stock or will hold post-reverse stock split shares of our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of our common stock or will hold post-reverse stock split shares of our common stock, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partners in partnerships holding our common stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.

Each holder of our common stock is urged to consult its own tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the reverse stock split.

U.S. Holders

For purposes of this discussion, “U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as one of the following:

•	an individual citizen or resident of the United States

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia

•	an estate whose income is subject to U.S. federal income taxation regardless of its source

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person

The reverse stock split, if effected, should be treated as a “recapitalization” for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of a fractional share, generally no gain or loss should be recognized by a U.S. Holder upon the receipt of a reduced number of shares of our common stock as a result of the reverse stock split, if effected. The U.S. Holder’s aggregate tax basis in the post-reverse stock split shares of common stock should equal the aggregate tax basis of the shares of common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share) and such U.S. Holder’s holding period in the post-reverse stock split shares of common stock should include the holding period for the shares of common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares surrendered to the shares received pursuant to the reverse stock split, if effected. A U.S. Holder that holds shares of common stock with differing bases or holding periods should consult its tax advisor with regard to identifying the bases or holding periods of the particular shares of common stock received in the reverse stock split, if effected.

A U.S. Holder that receives cash in lieu of a fractional share of common stock will generally be treated as if the U.S. Holder received the fractional share in the reverse stock split and then received the cash in redemption of the fractional share. The deemed redemption generally will result in capital gain or loss equal to the difference between the amount of cash received and the portion of the U.S. Holder’s tax basis in its common stock that is allocable to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period in its common stock surrendered exceeded one year at the effective time of the reverse stock split. The deductibility of capital losses is subject to limitations. In certain circumstances, it is possible that the cash received in lieu of a fractional share could be characterized as a dividend rather than as capital gain.

U.S. Information Reporting and Backup Withholding Tax.

Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split, if effected, unless the U.S. Holder is an exempt recipient and, if requested, certifies as to such status. U.S. Holders may be subject to backup withholding at the applicable rate on the payment of cash if they fail to provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is an individual, corporation, estate or trust that is not a U.S. Holder.

Subject to the discussion in the next paragraph, a Non-U.S. Holder that receives solely a reduced number of shares of our common stock as a result of the reverse stock split, if effected, generally should not recognize any gain or loss. A Non-U.S. Holder that receives cash in lieu of a fractional share pursuant to the reverse stock split, if effected, should not be subject to U.S. federal income tax on any gain recognized on the deemed redemption of such fractional share unless one of the following conditions is met:

•

the gain is effectively connected with the conduct of a trade or business in the United States (provided, in the case of certain Non-U.S. Holders entitled to the benefits of an income tax treaty with the United States)

•

with respect to a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year the reverse stock split occurs and certain other conditions are met

•	our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Generally, a U.S. corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are a USRPHC and that our common stock should be treated as regularly traded on an established securities market (within the meaning of applicable Treasury regulations). Assuming our common stock is treated as regularly traded on an established securities market, only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the reverse stock split or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock (a “5% shareholder”) will be taxable, with respect to the third bullet point above, on gain recognized on the receipt of cash in lieu of a fractional share. In addition, a Non-U.S. Holder that is a 5% shareholder will be required to satisfy certain IRS filing requirements in order to avoid recognizing taxable gain, if any, on the receipt of a reduced number of shares of our common stock pursuant to the reverse stock split, if effected, notwithstanding the treatment of the reverse stock split as a recapitalization.

Non-U.S. Holders that may be treated as 5% shareholders are strongly encouraged to consult their tax advisors regarding the tax consequences to them of the reverse stock split, if effected, how to satisfy the applicable IRS filing requirements and the consequences to them of failing to satisfy those filing requirements.

U.S. Information Reporting and Backup Withholding Tax.

In general, information reporting and backup withholding will not apply to the payment of cash in lieu of a fractional share of our common stock to a Non-U.S. Holder pursuant to the reverse stock split, if effected, if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder (generally on IRS Form W-8BEN or IRS Form W-8BEN-E) and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

Required Vote

Approval of an amendment to our certificate of incorporation to effect a reverse stock split requires an affirmative vote of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the meeting. If you “ABSTAIN” from voting on Proposal 1, the abstention will have the effect of a vote “AGAINST” Proposal 1.

The Board recommends a vote “FOR” Proposal 1.

Proposal 2 – Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal

Background of and Rationale for the Adjournment Proposal

The Board believes that, if the number of affirmative votes received from the holders of outstanding shares of our common stock entitled to vote on the reverse stock split is insufficient to approve the Reverse Stock Split Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional affirmative votes to approve the Reverse Stock Split Proposal.

In the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies (the “Adjournment Proposal”), we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.

Required Vote

Approval of the Adjournment Proposal requires an affirmative vote of a majority of the votes cast by the holders of our common stock present (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal. If you “ABSTAIN” from voting on Proposal 2, the abstention will have no effect on the vote on Proposal 2.

The Board recommends a vote “FOR” Proposal 2.

Where You Can Find More Information

We file electronically with the SEC annual, quarterly, and current reports, proxy statements, and other information. We make available on our website at localbounti.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.

You should rely on the information contained in this proxy statement to vote your shares at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 13, 2023. You should not assume that the information in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

Other Matters

As of the date of this proxy statement, we have no knowledge of any other matters that may come before the Special Meeting. However, if any other matters should properly come before the Special Meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.

Annex A

Form of

Certificate of Amendment to

Certificate of Incorporation

of

Local Bounti Corporation

Local Bounti Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.

Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation of the Corporation, as amended (the “Charter”).

2.	This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.	Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

ARTICLE V of the Charter is hereby amended by adding the following new paragraph at the end of such article:

“Section 4. Reverse Stock Split. Effective at [    ] p.m., mountain time, on [    ], 2023 (the “2023 Split Effective Time”), every ([    ]) share of Common Stock issued and outstanding or held by the Corporation as treasury shares as of the 2023 Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock without effecting a change to the par value per share of common stock, subject to the treatment of fractional interests as described below (the “2023 Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. Stockholders of record who otherwise would be entitled to receive fractional shares in connection with such combination will instead be entitled to receive, in lieu of such fractional shares, an amount in cash equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of our Common Stock on New York Stock Exchange (“NYSE”) on the date on which the 2023 Split Effective Time occurs. The 2023 Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Corporation and all references to such Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Common Stock shall be deemed to be references to the Common Stock or options or rights to purchase or acquire shares of Common Stock, as the case may be, after giving effect to the 2023 Reverse Split.”

4.	This Certificate of Amendment shall become effective at [ ] p.m. mountain time, on [ ], 2023.

*****

IN WITNESS WHEREOF, the undersigned has duly executed, signed and acknowledged this Certificate of Amendment as of the date first written above.

Local Bounti Corporation
By:
Name:
Title:

A-1

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/LOCL2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. LOCAL BOUNTI CORPORATION 400 W. MAIN STREET HAMILTON, MT 59840 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V08379-S64756 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LOCAL BOUNTI CORPORATION The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To approve an amendment to Local Bounti Corporation’s (the “Company”) Certificate of Incorporation, to, at the discretion of the Company’s Board of Directors, effect a reverse stock split of the shares of the Company’s common stock, at any time prior to June 30, 2024, at a ratio within a range of 1-for-2 to 1-for-25, with the exact ratio and effective time of the reverse stock split to be determined at the discretion of the Company’s Board of Directors without further approval or authorization of our stockholders. 2. To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com.V08380-S64756 LOCAL BOUNTI CORPORATION Special Meeting of Stockholders April 26, 2023 9:00 AM MDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Kathleen Valiasek and Margaret McCandless, or either of them, as proxies, each with the power to appoint their substitute, and authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Local Bounti Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM MDT on April 26, 2023 via the Internet at www.virtualshareholdermeeting.com/LOCL2023SM, and any adjournment or postponement thereof with discretionary authority as to any other business that may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side